Conmed Healthcare Management Announces Renewal
of Pima County (Arizona) Detention Center Contract

2-Year Extension Valued at Approximately $19.5 Million;
Takes Effect July 1, 2010

Hanover, Md.-- (BUSINESS WIRE)—December 1, 2009 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced that Pima County, Arizona has agreed to extend its contract with Conmed for healthcare services at the Pima County Adult Detention Center for two years, covering the period from July 1, 2010 through June 30, 2012. This remains Conmed’s largest contract to date and is expected to generate approximately $19.5 million in revenues throughout the terms of the contract, or $9.7 million per year for each of the two year periods.

“Our unwavering commitment to provide the appropriate standards of care to each and every customer we serve continues to add to Conmed’s extraordinary legacy of client retention, as evidenced by our securing this renewal approximately seven months before the initial contract was set to expire,” stated Dr. Richard Turner, Chairman and Chief Executive Officer of Conmed Healthcare Management. “We look forward to a mutually rewarding and long-term relationship with Pima County and thank them for their commitment to us.”

Pima County
Pima County, the second largest of the four original counties in the State of Arizona, was created in 1864 and included approximately all of southern Arizona acquired from Mexico by the Gadsden Purchase. Settlement of the region goes back to the arrival in the 1690s of the Spanish who encountered Native Americans already living there. The county has grown rapidly and today the population is over 1 million. The county seat is Tucson, Arizona. To find more history and governmental information about Pima County, visit the website at http://www.pima.gov

About Conmed Healthcare Management Inc.
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-six counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com